Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-238990 and No 333-240262 on Form F-3 of our report dated March 30, 2021, relating to the consolidated financial statements of Castor Maritime Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
March 30, 2021